Exhibit 99.1

Sucampo and Abbott Announce Approval for AMITIZA® in Japan

Japan’s First Prescription Medicine for Chronic Constipation

BETHESDA, Md. & ABBOTT PARK, Ill.--(BUSINESS WIRE)--July 5, 2012--Sucampo Pharmaceuticals, Inc. (NASDAQ: SCMP) (SPI) and Abbott (NYSE:ABT) today announced that Sucampo Pharma, Ltd., a wholly owned subsidiary of SPI, has received approval from the Ministry of Health, Labor and Welfare in Japan for AMITIZA® (lubiprostone), a prescription medicine for the treatment of chronic constipation (excluding constipation caused by organic diseases).

“We are very pleased to receive Japan’s first-ever approval for a prescription medicine for chronic constipation as it helps us achieve our objective of bringing medicines with novel mechanisms of action to patients with unmet medical needs on a global basis,” said Ryuji Ueno, M.D., Ph.D., Ph.D., Sucampo’s Chairman and Chief Executive Officer. “We look forward to working with Abbott to meet the needs of these patients in Japan.”

In 2009, Sucampo and Abbott Japan Co. Ltd. entered into a license, commercialization and supply agreement for AMITIZA in Japan.

About the AMITIZA Development Program in Japan

Sucampo submitted a marketing application to the Japanese Pharmaceuticals and Medical Devices Agency for approval to market AMITIZA in September 2010. The application included data from a Phase 3 efficacy trial in 124 Japanese patients as well as from a long-term open-label safety trial in 209 Japanese patients who received lubiprostone for up to 48 weeks. The application also included data from previous trials conducted in the United States, Canada and Europe.

About Chronic Constipation (excluding constipation caused by organic diseases)

Thousands of people in Japan live daily with the pain and discomfort of chronic constipation, yet many do not seek physician care. Medical attention could mean early diagnosis and effective, long-term treatment.

About AMITIZA

AMITIZA (lubiprostone) is a prostone, a local activator of type-2 chloride ion channels (ClC-2) in cells lining the small intestine. By increasing intestinal fluid secretion, lubiprostone increases motility in the intestine, thereby facilitating the passage of stool and alleviating symptoms associated with chronic constipation. Additionally, activation of ClC-2 by lubiprostone has been shown to stimulate recovery of mucosal barrier function via the restoration of tight junction protein complexes in ex vivo studies of ischemic porcine intestine.

AMITIZA is approved in the United States for the treatment of two constipation-related indications and in Switzerland for one constipation-related indication.

AMITIZA is a registered trademark of Sucampo Pharmaceuticals, Inc.

About Sucampo Pharmaceuticals

Sucampo Pharmaceuticals, Inc., an international pharmaceutical company, is focused on the discovery, development and commercialization of proprietary drugs based on prostones. The therapeutic potential of prostones, which occur naturally in the human body as a result of enzymatic (15-PGDH) transformation of certain fatty acids, was first identified by Ryuji Ueno, M.D., Ph.D., Ph.D., Sucampo Pharmaceuticals’ Chairman and Chief Executive Officer. Dr. Ueno founded Sucampo Pharmaceuticals in 1996 with Sachiko Kuno, Ph.D., founding Chief Executive Officer and currently Advisor, International Business Development, and a member of the Board of Directors. For more information, please visit www.sucampo.com.

About Abbott

Abbott is a global, broad-based health care company devoted to the discovery, development, manufacture and marketing of pharmaceuticals and medical products, including nutritionals, devices and diagnostics. The company employs approximately 91,000 people and markets its products in more than 130 countries.

Sucampo Forward-Looking Statements

This press release contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and involve risks and uncertainties, which may cause results to differ materially from those set forth in the statements. The forward-looking statements may include statements regarding product development, product potential, future financial and operating results, and other statements that are not historical facts. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the impact of pharmaceutical industry regulation and health care legislation; Sucampo’s ability to accurately predict future market conditions; dependence on the effectiveness of Sucampo’s patents and other protections for innovative products; the risk of new and changing regulation and health policies in the US and internationally and the exposure to litigation and/or regulatory actions.

No forward-looking statement can be guaranteed and actual results may differ materially from those projected. Sucampo undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. Forward-looking statements in this presentation should be evaluated together with the many uncertainties that affect Sucampo’s business, particularly those mentioned in the risk factors and cautionary statements in Sucampo’s Form 10-K for the year ended Dec. 31, 2011, which the Company incorporates by reference.

CONTACT:
Sucampo Pharmaceuticals, Inc.
Silvia Taylor, 1-240-223-3718
staylor@sucampo.com
or
Sucampo Pharmaceuticals, Inc.
Kate de Santis, 1-240-223-3834
kdesantis@sucampo.com
or
Abbott
Ilke A. Limoncu, +41-61-487-0644
Ilke.limoncu@abbott.com